UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Act of 1934

Date of Report (Date of earliest event reported): February 27, 2004

Omega Protein Corporation

(Exact name of registrant as specified in its charter)

Nevada	001-14003	76-0562134
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1717 St. James Place, Suite 550 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

(713) 623-0060

(Registrant’s telephone number, including area code)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a) Financial Statements of business acquired.

None.

(b) Pro Forma Financial Information.

None.

(c) Exhibits.

99.1	Text of Press Release dated February 27, 2004, titled “Omega Protein Reports $5.8 Million Profit for 2003”

Item 12. Results of Operations and Financial Condition

On February 27, 2004, Omega Protein Corporation (the “Company”) issued a news release reporting the Company’s earnings for the year ended December 31, 2003. For additional information regarding the Company’s 2003 earnings, please refer to the Company’s press release attached to this report as Exhibit 99.1 and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Omega Protein Corporation
Dated: February 27, 2004.
/s/ John D. Held
John D. Held
Senior Vice President, General Counsel and Secretary